UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

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ANADIGICS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-25662	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey 07059

(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The following description of the amendments to the employments agreements (the “Amendments”) by and between ANADIGICS, Inc. (the “Company”) and each of Dr. Bami Bastani, its President and Chief Executive Officer and Thomas Shields, its Senior Vice President and Chief Financial Officer, respectively, is qualified in its entirety by reference to the Amendments, which are attached hereto and incorporated herein by reference. The Amendments were authorized by the Company’s Board of Directors on May 2, 2005.

1. Amendment to Dr. Bastani’s Employment Agreement

On May 4, 2005, the Company and Dr. Bastani executed an Amendment to Dr. Bastani’s original employment agreement dated September 17, 1998. The Amendment provides that upon the termination of Dr. Bastani’s employment in the event of a termination without “Cause” (as defined in the agreement), by Dr. Bastani for “Good Reason” (as defined in the agreement) or, following a “Change of Control” (as defined in the agreement), without “Cause” or by Dr. Bastani for any reason, Dr. Bastani shall be entitled to certain payments and benefits, including an amount equal to (x) 200% of the sum of (a) the highest annualized rate of his base salary in effect at any point during the twelve months preceding the date of termination of employment, plus (b) his bonus at a target of 110% of the highest annualized rate of his base salary in effect at any point during the twelve months preceding the date of termination of employment, plus (y) in the event of a termination of employment following a Change in Control, up to a maximum of $788,725 based on the proceeds received in connection with such Change in Control. All such amounts are to be paid to Dr. Bastani within thirty (30) days of the date of his termination of employment under the agreement or at such later dates as are provided for in accordance with the agreement.

All of the original material terms not described herein of Dr. Bastani’s employment agreement filed as an exhibit to our Form 10-Q filed on July 4, 1999, remain in full force and effect.

2. Amendment to Mr. Shields’ Employment Agreement

On May 4, 2005, the Company and Mr. Shields executed an Amendment to Mr. Shields’ original employment agreement dated July 25, 2000. The Amendment provides that upon the termination of Mr. Shields’ employment at any time by the Company without “Cause” (as defined in the agreement) or in the event of a “Change in Control” (as defined in the agreement) which results in either the involuntary termination without “Cause” of his employment with the Company or Mr. Shields’ voluntary resignation from the Company due to a reduction in the responsibilities and duties associated with his position, or reduction in compensation (base salary, plus bonus at target) without the prior express written consent of Mr. Shields, the Company agrees that following such termination without Cause or such termination following a Change in Control, Mr. Shields shall receive an amount equal to (a) the highest annualized rate of his base salary in effect at any point during the twelve months preceding the date of termination of employment, plus (b) his bonus at a target of 110% of the highest annualized rate of his base salary in effect at any point during the twelve months preceding the date of termination of employment, plus (c) in the event of termination of employment following a Change in Control, up to a maximum of $211,144 based on the proceeds received in connection with such Change in Control. All such amounts are to be paid to Mr. Shields within thirty (30) days from the date of his termination of employment under the agreement or at such later dates as are provided for in accordance with the agreement.

All of the original material terms not described herein of Mr. Shields employment agreement filed as an exhibit to our Form 10-K filed on March 29, 2002, remain in full force and effect.

Copies of these Amendments are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment to Employment Agreement, dated as of May 4, 2005, between ANADIGICS, Inc. and Bami Bastani.

10.2	Amendment to Employment Agreement, dated as of May 4, 2005, between ANADIGICS, Inc. and Thomas Shields.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 9, 2005

ANADIGICS, Inc. (Registrant)
By: /s/ Thomas Shields Name: Thomas Shields Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment to Employment Agreement, dated as of May 4, 2005, between ANADIGICS, Inc. and Bami Bastani.

10.2	Amendment to Employment Agreement, dated as of May 4, 2005, between ANADIGICS, Inc. and Thomas Shields.